Exhibit 99.2

SAKS INCORPORATED ANNOUNCES COMPLETION OF
EXCHANGE OFFER
Contact:	Scott Honnold (205)940-4708 www.saksincorporated.com

Birmingham, Alabama (September 28, 2001) -- Retailer Saks Incorporated (NYSE: SKS) (the "Company" or "Saks") today announced the successful completion of its offer to exchange cash and new 9-7/8% Notes Due 2011 for its outstanding 7% and 7-1/4% Notes Due 2004. The exchange offer expired at 5:00 p.m., New York City time, on September 27, 2001. Approximately $283 million of 2004 Notes were tendered for exchange and not withdrawn. Saks expects to settle the exchange offer and make payment for the tendered 2004 Notes on October 4, 2001 and will issue approximately $141.5 million of its new 9-7/8% Notes Due 2011 and pay approximately $141.5 million in cash in connection with settlement.

Saks Incorporated operates its Saks Department Store Group (SDSG) with 40 Parisian specialty department stores and 203 traditional department stores under the names of Proffitt's, McRae's, Younkers, Herberger's, Carson Pirie Scott, Bergner's, and Boston Store. The Company also operates Saks Fifth Avenue Enterprises (SFAE), which consists of 62 Saks Fifth Avenue stores, 50 Saks Off 5th stores, and Saks Direct.

####